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                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2004

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

   NEW JERSEY                    0-19777                    22-3103129
(State or other                                            (IRS Employer
jurisdiction of                (Commission                Identification
incorporation)                  File Number)                  Number)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

As of March 2, 2004, DUSA Pharmaceuticals, Inc. has received all proceeds due as a result of the sale of 2,250,000 shares of its common stock in a private placement with certain new and existing institutional and other accredited investors previously announced on Friday, February 27, 2004. The Company now files the Securities Purchase Agreement, Registration Rights Agreement and Form of Additional Investment Right related to this transaction.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

10.1 Securities Purchase Agreement dated as of February 27, 2004 by and among DUSA Pharmaceuticals, Inc. and certain investors, portions of which have been omitted pursuant to a request for confidential treatment under Rule 24(b) of the Securities Exchange Act of 1934, as amended

10.2 Registration Rights Agreement dated as of February 27, 2004 by and among DUSA Pharmaceuticals, Inc. and certain investors incorporated herein by reference to Exhibit C to the Securities Purchase Agreement listed above as Exhibit 10.1 to this Report

10.3 Form of Additional Investment Right dated as of February 27, 2004 incorporated herein by reference to Exhibit B to the Securities Purchase Agreement listed above as Exhibit 10.1 to this Report

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DUSA PHARMACEUTICALS, INC.

Dated: March 2, 2004                   By:  /s/ D. Geoffrey Shulman
                                            ------------------------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer